UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2024

Box, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36805	20-2714444
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

900 Jefferson Ave.

Redwood City, California 94063

(Address of Principal Executive Offices, including zip code)

(877) 729-4269

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	BOX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the Amended and Restated 2015 Equity Incentive Plan

On July 2, 2024, Box, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Company’s Amended and Restated 2015 Equity Incentive Plan (the “Restated Plan”).

Subject to the adjustment provisions as set forth in the Restated Plan, the maximum aggregate number of shares that may be issued under the Restated Plan pursuant to awards granted after the approval of the Restated Plan will be (a) 9,000,000 shares of the Company’s Class A common stock, plus (b) any shares subject to awards granted under each of the Company’s 2011 Equity Incentive Plan, as amended, and the Company’s 2015 Equity Incentive Plan that were outstanding on or prior to stockholder approval of the Restated Plan, and that subsequently expire, are forfeited to or repurchased by the Company, or otherwise terminate without having been exercised or issued in full, up to a maximum of 20,228,040 shares.

The material terms of the Restated Plan are set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 20, 2024 (the “Proxy Statement”), as supplemented on June 17, 2024, which descriptions are incorporated herein by reference.

The foregoing descriptions of the Restated Plan are qualified in their entirety by reference to the full text of the Restated Plan, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Each stockholder of record as of May 6, 2024, the record date for the Annual Meeting (the “Record Date”), was entitled to one vote per share of Class A common stock and one vote per each share of Class A common stock underlying a share of Series A Convertible Preferred Stock on an “as converted” basis. The Class A common stock and Series A Convertible Preferred Stock voted together as a single class.

Present at the Annual Meeting virtually or by proxy were holders of shares of Class A common stock and Series A Convertible Preferred Stock representing an aggregate of 139,063,418 votes, or 84.76% of the voting power of all issued and outstanding shares entitled to vote at the Annual Meeting as of the Record Date, constituting a quorum.

Summarized below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting:

Proposal 1 - Election of Directors. The Company’s stockholders voted to elect three Class I directors to serve until the Company’s 2027 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal, with voting results as follows:

Nominee	For	Against	Abstained	Broker Non-Votes
Dana Evan	94,632,253	37,695,694	91,407	6,644,064
Aaron Levie	126,191,343	6,173,577	54,434	6,644,064
Amit Walia	128,013,122	4,315,914	90,318	6,644,064

Proposal 2 - Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers. The Company’s stockholders voted to approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Proxy Statement, with voting results as follows:

For	Against	Abstained	Broker Non-Votes
129,702,564	2,584,970	131,820	6,644,064

Proposal 3 – Approval of the Restated Plan. The Company’s stockholders voted to approve the Company’s Amended and Restated 2015 Equity Incentive Plan, with voting results as follows:

For	Against	Abstained	Broker Non-Votes
91,873,612	40,417,890	127,852	6,644,064

Proposal 4 - Ratification of the Appointment of Independent Registered Public Accounting Firm. The Company’s stockholders voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending January 31, 2025, with voting results as follows:

For	Against	Abstained	Broker Non-Votes
134,979,960	4,003,567	79,891	—

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

10.1	Box, Inc. Amended and Restated 2015 Equity Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2024	BOX, INC.

	By:	/s/ David Leeb
David Leeb
Chief Legal Officer and Corporate Secretary